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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Qwest Corporation:

        We consent to the use of our report dated April 4, 2008 with respect to the consolidated balance sheets of Qwest Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated February 12, 2008 with respect to the related consolidated financial statement schedule, Schedule II—Valuation and Qualifying Accounts incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report on the consolidated financial statements refers to the Company's adoption of the Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes effective January 1, 2007, Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment effective January 1, 2006 and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, effective December 31, 2005.

KPMG LLP

Denver, Colorado
December 12, 2008

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  Exhibit 23.2